UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 22, 2024 (January 1, 2024)

CIVISTA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 625-4121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Adoption of Amended and Restated Supplemental Nonqualified Retirement Plan

Effective as of January 1, 2024, Civista Bancshares, Inc. (the “Company”) amended and restated its Supplemental Nonqualified Retirement Plan (the “SERP”), which was originally established effective as of January 1, 2011, to incorporate prior amendments to the SERP, to clarify certain provisions and eliminate duplicate provisions, and to make certain changes to the calculation and vesting of benefits. In particular, the amended and restated SERP (i) increases the benefit at age 65 for certain participants, (ii) provides that the early retirement benefit for a vested participant who retires before age 65 will be calculated as the present value of the age 65 benefit, calculated using the five-year United States Treasury Constant Maturity rate for the month of December preceding the start of the year in which the benefit is calculated, and (iii) provides that the late retirement benefit for a vested participant who retires after age 65 but before age 75 will be calculated based on the deferred present value of the age 65 benefit calculated using a 5% interest rate. Notwithstanding the foregoing, in no event will a participant’s benefit be lower than the benefit would have been under the terms of the pre-amendment SERP.

Under the SERP, as amended and restated, a participant generally will vest in his or her retirement benefit over 10 years of service. Vesting will be accelerated in the event that a participant becomes disabled before completing 10 years of service. Except when delayed pursuant to the requirements of Section 409A of the Internal Revenue Code, payment of the SERP retirement benefit will begin on the first day of the second month following the participant’s separation from service and continue for a period of 10 years thereafter. Generally, if a participant dies or is terminated for cause (as defined in the SERP) before payment of the retirement benefit has commenced, the participant will forfeit any right to payment of a retirement benefit.

The Company or one of its subsidiaries has purchased split dollar life insurance policies in order to fund the obligations under the SERP. Generally, these policies provide participants with a death benefit equal to the retirement benefit a participant would have received under the SERP had the participant not died before separating from service.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SERP, as amended and restated effective as of January 1, 2024, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Civista Bancshares, Inc. Supplemental Nonqualified Executive Retirement Plan, as amended and restated effective as of January 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: February 22, 2024	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller